UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2016, the Board of Directors (the “Board”) of TransAtlantic Petroleum Ltd. (the “Company”) appointed Mr. Randy Rochman, age 58, and Mr. Jonathon Fite, age 42, as directors. Each of Messers. Rochman and Fite will hold office until the date of the Company’s 2017 Annual Meeting of Stockholders and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Mr. Rochman will serve on the Audit Committee, and Mr. Fite will serve on the Compensation Committee.

Randy Rochman received his B.S. in Accounting from the University of Illinois and his M.M. in Finance from Northwestern University. He is currently Chief Executive Officer of West Family Investments, Inc. Randy was previously a Vice President and held various positions within the Investment Management Division at Goldman Sachs.

Jonathon Fite received his B.S. and M.S. in Industrial Engineering from the University of Arkansas, where he graduated with honors. He is currently Managing Partner of KMF Investments Partners, LP. Jonathon was previously a strategic consultant at Accenture, advising Fortune 500 clients on key initiatives to improve shareholder value.

Messers. Rochman and Fite were each appointed to the Board pursuant to the Company’s November 4, 2016 Certificate of Designations of 12.0% Series A Convertible Redeemable Preferred Shares (the “Series A Preferred Shares”), a copy of which was previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 4, 2016. Neither Mr. Rochman nor Mr. Fite have any family relationships with any director or executive officer of the Company. Mr. Rochman is Chief Executive Officer of West Family Investments, Inc., which holds $5.0 million of the Series A Preferred Shares and $5.5 million of the Company’s 13.0% convertible notes due 2017 (the “2017 Notes”), and Mr. Rochman personally holds with his wife $750,000 of the Series A Preferred Shares and $250,000 of the 2017 Notes. Mr. Fite is Managing Partner of KMF Investments Partners, LP, which holds $3.45 million of the Series A Preferred Shares.

In consideration for their services as directors of the Company, each of Messers. Rochman and Fite will be paid the Company’s normal outside director compensation, consisting of an annual fee of $67,500, paid $25,000 in cash and $42,500 in restricted stock units issued under the Company’s 2009 Long-Term Incentive Plan.  This annual fee will be prorated for the Company’s current fiscal year.

The Company and each of Messers. Rochman and Fite will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 9, 2016

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Chad D. Burkhardt
Chad D. Burkhardt
Vice President, General Counsel and Corporate Secretary